COMMERCIAL LINE OF CREDIT
AGREEMENT AND NOTE
Open End

Summit COMMUNITY BANK

310 North Main Street Moorefield, WV 26836
Phone number: (877) 776-9722

LOAN NUMBER	AGREEMENT DATE	LINE OF CREDIT LIMIT	DRAW EXPIRATION DATE	MATURITY DATE
8110561	October 1, 2023	$5,000,000.00	October 1, 2024	October 1, 2024
LOAN PURPOSE: Renew Business Line of Credit				

BORROWER INFORMATION

SMITH-MIDLAND CORPORATION
5119 CATLETT ROAD
MIDLAND, VA 22728

LINE OF CREDIT AGREEMENT AND NOTE. This Commercial Line of Credit Agreement and Note will be referred to in this document as the "Agreement."

LENDER. "Lender" means SUMMIT COMMUNITY BANK, INC whose address is 224 South Main Street, Harrisonburg, Virginia 22801, its successors and assigns.

BORROWER. "Borrower" means each person or legal entity who signs this Agreement.

PROMISE TO PAY. For value received, receipt of which is hereby acknowledged, on or before October 1, 2024 (the "Maturity Date"), the Borrower promises to pay the principal amount of Five Million and 00/100 Dollars ($5,000,000.00) (the "Line of Credit Limit") or such lesser amount as shall have been advanced by Lender, from time to time, to or on behalf of Borrower under the terms of this Agreement, and all interest on the outstanding principal balance and any other charges, including service charges, to the order of Lender at its office at the address noted above or at such other place as Lender may designate in writing. The Borrower will make all payments in lawful money of the United States of America.

PAYMENT SCHEDULE. This Agreement will be paid according to the following required payment schedule: Beginning on November 1, 2023, monthly payments of accrued and unpaid interest. The unpaid principal balance of this Agreement, together with all accrued interest and charges owing in connection therewith, shall be due and payable on the Maturity Date.

APPLICATION OF PAYMENTS. All payments received by the Lender from the Borrower for application to this Agreement may be applied to the Borrower's obligations under this Agreement in such order as determined by the Lender.

INTEREST.

Interest Rate and Scheduled Payment Changes. Interest will begin to accrue on October 1, 2023 . The initial variable interest rate on this Agreement will be 8.500 % per annum. This interest rate may change on October 2, 2023 and every day thereafter. Each date on which the interest rate may change is called the "Change Date." Prior to each Change Date, Lender will calculate the new interest rate based on Prime Rate as published in the Wall Street Journal in effect on the Change Date (the "Index"). The interest rate will never be less than 4.990%.

Index Replacement. If the Index is Unavailable on the Change Date, the interest rate will be calculated using a "Replacement Index" and a new commercially reasonable "Replacement Margin."

Index Unavailability. The Index is considered "Unavailable" when one or more of the following events occurs:

(1) A public statement by or on behalf of the administrator of the Index, or supervisor thereof or a relevant governmental authority, that (a) the administrator will cease publishing the Index and there is no successor administrator that will continue publication of the Index, or (b) that the Index has been discontinued, is no longer reliable or representative, or may no longer be used;

(2) The Index is not published by the administrator of the Index for five consecutive business days without advance announcement that the disruption is temporary; or

(3) Lender reasonably determines that the Index no longer reflects the Lender's cost of funding.

Replacement Index and Replacement Margin. Lender will select the Replacement Index and determine an associated Replacement Margin. Lender shall make a reasonable effort to select a Replacement Index and a Replacement Margin that, when added together, Lender reasonably expects will minimize any change to the cost of the loan. The Replacement Index shall be (a) a replacement Index selected or recommended by a relevant governmental authority or a committee endorsed or convened thereby, (b) a comparable successor or alternative Index and Margin that is, at such time, broadly viewed as acceptable market practice for similar loans in lieu of the Index, or (c) a successor or alternative Index rate as Lender may reasonably determine. The Replacement Margin shall be determined by utilizing a margin adjustment method which is, at such time, (a) selected or recommended by a relevant governmental authority or a committee endorsed or convened thereby, (b) broadly viewed as acceptable market practice, or (c) any other method as the Lender may reasonably determine.

Compliance with Law. Nothing contained herein shall be construed as to require the Borrower to pay interest at a greater rate than the maximum allowed by law. If, however, from any circumstances, Borrower pays interest at a greater rate than the maximum allowed by law, the obligation to be fulfilled will be reduced to an amount computed at the highest rate of interest permissible under applicable law

and if, for any reason whatsoever, Lender ever receives interest in an amount which would be deemed unlawful under applicable law, such interest shall be automatically applied to amounts owed, in Lender's sole discretion, or as otherwise allowed by applicable law. An increase in the interest rate will result in a higher payment amount.

Accrual Method. Interest on this Agreement is calculated on an **Actual/360** day basis. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Agreement.

LATE PAYMENT CHARGE. If any required payment is more than 10 days late, then at Lender's option, Lender will assess a late payment charge of 5.000% of the amount of the regularly scheduled payment then past due, subject to a minimum charge of $50.00.

LINE OF CREDIT TERMS.

General. The advances under this Agreement are discretionary. The Borrower acknowledges and agrees that although the Borrower may from time to time request an advance under this Agreement up to a maximum amount equal to the Line of Credit Limit, the Lender in no way is obligated to make such advance, Lender may at any time, with or without cause, refuse to extend credit, and all advances will be made by Lender in its sole and absolute discretion and subject to the terms and conditions of this Agreement.

Advances.

Requests. Advances under this Agreement may be Oral, Written or Electronic.

Limits on Advances. The total of any pending advances requested and the unpaid principal amount, at any given time, cannot exceed the Line of Credit Limit.

Account. All advances made will be charged to a loan account in Borrower's name on Lender's books, and the Lender shall debit such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower. Lender shall provide to Borrower a monthly statement of Borrower's loan account, which shall be deemed to be correct, accepted by, and binding upon Borrower unless Lender receives a written statement of exception from Borrower within 10 days after such statement is furnished.

Other Condition for Advances. Upon Borrower request and concurrence of Lender.

Borrowing Base. The total unpaid principal outstanding under this Agreement at any time cannot exceed the lesser of (a) the Line of Credit limit or (b) the Borrowing Base Amount. For purposes of this Agreement, the "Borrowing Base Amount" means an amount equivalent to 50.00% of Eligible Accounts.

"Eligible Accounts" are accounts: (a) belonging to the Borrower, net of any allowance or credit given to the account debtor, any contra offset arising from a liability of the Borrower to the account debtor and any accounts payable of the Borrower that may result in decreasing the number or aggregate value of accounts to be realized by the Borrower or Lender as disclosed in the statements provided by the Borrower to Lender as required in this Agreement; (b) resulting from the sale of the Borrower's finished goods inventory or services rendered by the Borrower to the account holder that are legally binding and enforceable obligations of the account debtor to the Borrower; (c) are free and clear of any other security interests or liens; and (d) with appropriate verification and authorization and copies of which are provided to the Lender.

"Ineligible Accounts" shall consist of accounts that are: (a) 90 days aged from invoice date; (b) inter-company accounts; (c) consignment accounts; (d) owed by account debtors outside of the United States; and (e) Government Accounts.

Certification of Borrowing Base. As long as the Borrower owes any amounts under this Agreement to the Lender, Borrower shall calculate the Borrowing Base within 15 days after the end of each calendar quarter and provide the Lender with the Borrowing Base Certificate that includes an assignment of all Eligible Accounts. The Borrowing Base Certificate will be in a form and substance acceptable to Lender, will contain Borrower's Borrowing Base calculation and will be certified and signed by Borrower. Borrower's calculation is subject to Lender's confirmation and redetermination. Lender's calculation of the Borrowing Base will be the final determination when Lender's calculation of the ratio differs from Borrower's.

Suspension and Termination. Subject to Lender's right to make any advances under this Agreement in its sole and absolute discretion, advances under this Agreement will be available until the earliest of any date or event described below occurs: (a) The Draw Expiration Date, (b) the Maturity Date, (c) the date the Line of Credit is canceled by Borrower, or (d) the date the Line of Credit is canceled by the Lender due to an occurrence of an Event of Default.

SECURITY TO NOTE. Security for this Agreement is granted pursuant to the following security document(s):

- Security Agreement dated October 1, 2018 evidencing security interest in Accounts Receivables.

RIGHT OF SET-OFF. To the extent permitted by law, Borrower agrees that Lender has the right to set-off any amount due and payable under this Agreement, whether matured or unmatured, against any amount owing by Lender to Borrower including any or all of Borrower's accounts with Lender. This shall include all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. Such right of set-off may be exercised by Lender against Borrower or against any assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against Borrower or such assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off has not been exercised by Lender prior to the making, filing or issuance or service upon Lender of, or of notice of, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena or order or warrant. Lender will not be liable for the dishonor of any check when the dishonor occurs because Lender set-off a debt against Borrower's account. Borrower agrees to hold Lender harmless from any claim arising as a result of Lender exercising Lender's right to set-off.

DISHONORED ITEM FEE. If Borrower makes a payment on the loan with a check or preauthorized charge which is later dishonored, a fee in the amount of $32.00 will be charged.

RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, security agreements, mortgages, deeds of trust, deeds to secure debt, business loan agreements, construction loan agreements, resolutions, guaranties, environmental agreements, subordination agreements, assignments, and any other documents or agreements executed in connection with the indebtedness evidenced hereby this

Agreement whether now or hereafter existing, including any modifications, extensions, substitutions or renewals of any of the foregoing. The Related Documents are hereby made a part of this Agreement by reference thereto, with the same force and effect as if fully set forth herein.

DEFAULT. Upon the occurrence of any one of the following events (each, an "Event of Default" or "default" or "event of default"), Lender's obligations, if any, to make any advances will, at Lender's option, immediately terminate and Lender, at its option, may declare all indebtedness of Borrower to Lender under this Agreement immediately due and payable without further notice of any kind notwithstanding anything to the contrary in this Agreement or any other agreement: (a) Borrower's failure to make any payment on time or in the amount due; (b) any default by Borrower under the terms of this Agreement or any other Related Documents; (c) any default by Borrower under the terms of any other agreement between Lender and Borrower; (d) the death, dissolution, or termination of existence of Borrower or any guarantor; (e) Borrower is not paying Borrower's debts as such debts become due; (f) the commencement of any proceeding under bankruptcy or insolvency laws by or against Borrower or any guarantor or the appointment of a receiver; (g) any default under the terms of any other indebtedness of Borrower to any other creditor; (h) any writ of attachment, garnishment, execution, tax lien or similar instrument is issued against any collateral securing the loan, if any, or any of Borrower's property or any judgment is entered against Borrower or any guarantor; (i) any part of Borrower's business is sold to or merged with any other business, individual, or entity; (j) any representation or warranty made by Borrower to Lender in any of the Related Documents or any financial statement delivered to Lender proves to have been false in any material respect as of the time when made or given; (k) if any guarantor, or any other party to any Related Documents terminates, attempts to terminate or defaults under any such Related Documents; (l) Lender has deemed itself insecure or there has been a material adverse change of condition of the financial prospects of Borrower or any collateral securing the obligations owing to Lender by Borrower. Upon the occurrence of an event of default, Lender may pursue any remedy available under any Related Document, at law or in equity.

GENERAL WAIVERS. To the extent permitted by law, the Borrower severally waives any required notice of presentment, demand, acceleration, intent to accelerate, protest, and any other notice and defense due to extensions of time or other indulgence by Lender or to any substitution or release of collateral. No failure or delay on the part of Lender, and no course of dealing between Borrower and Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

JOINT AND SEVERAL LIABILITY. The liability of all parties obligated in any manner under this Agreement shall be joint and several, to the extent of their respective obligations.

SEVERABILITY. If a court of competent jurisdiction determines any term or provision of this Agreement is invalid or prohibited by applicable law, that term or provision will be ineffective to the extent required. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of this Agreement without invalidating the remainder of either the affected provision or this Agreement.

SURVIVAL. The rights and privileges of the Lender hereunder shall inure to the benefits of its successors and assigns, and this Agreement shall be binding on all heirs, executors, administrators, assigns, and successors of Borrower.

ASSIGNABILITY. Lender may assign, pledge or otherwise transfer this Agreement or any of its rights and powers under this Agreement without notice, with all or any of the obligations owing to Lender by Borrower, and in such event the assignee shall have the same rights as if originally named herein in place of Lender. Borrower may not assign this Agreement or any benefit accruing to it hereunder without the express written consent of the Lender.

ORAL AGREEMENTS DISCLAIMER. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

GOVERNING LAW. This Agreement is governed by the laws of the state of Virginia except to the extent that federal law controls.

HEADING AND GENDER. The headings preceding text in this Agreement are for general convenience in identifying subject matter, but have no limiting impact on the text which follows any particular heading. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.

ATTORNEY'S FEES, COSTS, AND EXPENSES. Borrower agrees to pay all of Lender's costs, fees, and expenses arising out of or related to the enforcement of this Agreement or the relationship between the parties. Included in the fees that Lender may recover from Borrower are the reasonable attorney's fees that Lender incurs, including all fees incurred in the course of representing Lender before, during, or after any lawsuit, arbitration, or other proceeding and those incurred in appeals, whether the issues arise out of contract, tort, bankruptcy, or any other area of law. Included in the costs and expenses which Lender may recover are all court, alternative dispute resolution or other collection costs, and all expenses incidental to perfecting Lender's security interests and liens, preserving the collateral (including payment of taxes and insurance), records searches, and expenses related to audits, inspection, and copying. All costs and expenses Lender is entitled to recover shall accrue interest at the highest rate set forth hereunder or in any of the Related Documents.

ADDITIONAL PROVISIONS.

AUTOMATIC PAYMENT. If your account is paid by automatic payment the following will apply. You understand that should regular scheduled debit or transfer date fall on a non-processing date (weekend or federal holiday), the debit or transfer will be made on the first processing day after the scheduled debit or transfer date. I understand that for an adjustable rate mortgage loan, the payment will adjust when the rate changes and that I will be notified of the rate change 30 days in advance. I understand that for a loan that includes escrow that my payment will change as my insurances and taxes increase or decrease. I will be notified of the change 15 days in advance.

DIFFERENCE BETWEEN ANY COMMITMENT LETTER AND NOTE For commercial loans, shall there be any conflict in the terms and conditions of the term sheet (if any) and the terms and conditions of this note and related documents, then the terms and conditions of this note and related documents shall prevail.

DELINQUENT REAL ESTATE TAXES FOR COMMERCIAL LOANS ONLY If the bank has to pay real estate taxes at any point in time to protect its collateral position, Borrower acknowledges and accepts that the Bank shall charge an administrative fee of $500 per tax ticket and add that charge to the balance of the loan. This only applies to Commercial Real Estate loans.

WAIVER OF JURY TRIAL. All parties to this Agreement hereby knowingly and voluntarily waive, to the fullest extent permitted by law, any right to trial by jury of any dispute, whether in contract, tort, or otherwise, arising out of, in connection with, related to, or incidental to the relationship established between them in this Agreement or any other instrument, document or agreement executed or delivered in connection with this Agreement or the Related Documents.

By signing this Agreement, Borrower acknowledges reading, understanding, and agreeing to all its provisions and receipt hereof.

SMITH-MIDLAND CORPORATION

Ashley B Smith 11/29/23

By: ASHLEY B SMITH Date

Its: President/CEO